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                             JOINT FILING AGREEMENT

         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: May 19, 1999



                                     GENERAL ELECTRIC COMPANY


                                     By:   /s/ Mark W. Begor
                                         --------------------------
                                         Name:  Mark W. Begor
                                         Title: Vice President


                                     NATIONAL BROADCASTING HOLDING COMPANY, INC.


                                     By:    /s/ Mark W. Begor
                                         --------------------------
                                         Name:  Mark W. Begor
                                         Title: Treasurer


                                     NATIONAL BROADCASTING COMPANY HOLDING, INC.


                                     By:   /s/ Mark W. Begor
                                         --------------------------
                                         Name:  Mark W. Begor
                                         Title: Executive Vice President